Exhibit 1.1

                            MEMORANDUM OF ASSOCIATION

1.   Company name: SuperCom Ltd.

2.   Objectives for which the company was established:

     a. Development, manufacture, implementation and marketing of computerized systems in general and computerized systems for producing tags, computerized photograph databases for the purpose of identification and for issuing various certificates in particular.

     b.   Consultation in the above fields.

     c. Development, manufacture, implementation and marketing of any product based on the knowledge and expertise of the parties.

     d. Purchase, sale, import, export and implementation of any action required to realize the above objectives.

3.   The liability of the members is limited.

4. The company's share capital is NIS 10,000, divided into 9,000 ordinary shares of NIS 1 each and 100 management shares of NIS 10 each.

We, the undersigned, wish to incorporate as a company in accordance with this Memorandum of Association and each of us agrees to take the number of shares of the company's capital recorded alongside his name.

Names of signatories (ID, address, title)      No. shares taken        Signature
----------------------------------------       -------------------     ---------
Electrocard 1983    65 Jabotinsky St., Tel     50 ordinary shares         (-)
Ltd. 510975600      Aviv                       3 management shares

Florian Klinger     51 Haoren St.,             25 ordinary shares         (-)
ID 0141295          Yavne                      1 management share

Avi Landman         5 Hahistadrut St.,         25 ordinary shares         (-)
ID 6715176          Kiryat Yam                 1 management share

Date: July 4 1988/88    I hereby confirm that the above-signed are authorized to
                        make a commitment on behalf of the company in whose name they have signed BEFORE ME

[(39) Memorandum]
                                                     (-)
        [two stamps]                      [stamp] Ministry of Justice
                                                Approved copy
                                             Companies Registrar